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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-77024) and in the Registration Statements on Form S-8 (No. 33-85692, No. 33-50564, No. 33-56756, No. 33-67160, No. 33-73680, No. 33-98750, No. 33-92302, No. 333-242, No.
333-5719, No. 333-5721, No. 333-24207, No. 333-27089, No. 333-27091, No. 333-
39093, No. 333-39095, and No. 333-61889) of Callaway Golf Company of our report dated January 26, 1999, except as to Note 16, which is as of February 12, 1999, appearing on page 38 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on Financial Statement Schedule, which appears on page 23 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

San Diego, California
March 29, 1999